CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. as ISSUER QVC, S. DE R.L. DE C.V. QVC II, S. DE R.L. DE C.V. VESTA BAJÍO, S. DE R.L. DE C.V. VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V. WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L. DE C.V. as SUBSIDIARY GUARANTORS AND THE BANK OF NEW YORK MELLON as TRUSTEE, PAYING AGENT, REGISTRAR AND TRANSFER AGENT INDENTURE Dated as of September 30, 2025 U.S.$500,000,000 5.500% SENIOR NOTES DUE 2033

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.1 Definitions .......................................................................................................... 1 Section 1.2 Rules of Construction ....................................................................................... 14 ARTICLE II THE NOTES Section 2.1 Form and Dating ............................................................................................... 15 Section 2.2 Execution and Authentication .......................................................................... 15 Section 2.3 Transfer Agent, Registrar and Paying Agent ................................................... 16 Section 2.4 Paying Agent to Hold Money in Trust ............................................................. 17 Section 2.5 CUSIP and ISIN Numbers ............................................................................... 17 Section 2.6 Holder Lists ...................................................................................................... 18 Section 2.7 Global Note Provisions .................................................................................... 18 Section 2.8 Legends ............................................................................................................ 19 Section 2.9 Transfer and Exchange ..................................................................................... 19 Section 2.10 Mutilated Destroyed, Lost or Stolen Notes ...................................................... 23 Section 2.11 Temporary Notes .............................................................................................. 23 Section 2.12 Cancellation ...................................................................................................... 24 Section 2.13 Defaulted Interest ............................................................................................. 24 Section 2.14 Additional Notes ............................................................................................... 24 ARTICLE III COVENANTS Section 3.1 Payment of Notes ............................................................................................. 25 Section 3.2 Maintenance of Office or Agency .................................................................... 26 Section 3.3 Maintenance of Existence ................................................................................ 26 Section 3.4 Payment of Taxes ............................................................................................. 27 Section 3.5 Maintenance of Properties ................................................................................ 27 Section 3.6 Waiver of Stay, Extension or Usury Laws ....................................................... 27 Section 3.7 Limitation on the Incurrence of Debt ............................................................... 27 Section 3.8 Maintenance of Unencumbered Assets ............................................................ 29 Section 3.9 Change of Control Triggering Event ................................................................ 29 Section 3.10 Reporting Requirements ................................................................................... 30 Section 3.11 Listing ............................................................................................................... 31 Section 3.12 Payment of Additional Interest ......................................................................... 31 Section 3.13 Maintenance of Insurance ................................................................................ 35

ii ARTICLE IV LIMITATION ON CONSOLIDATION, MERGER OR TRANSFER OF ASSETS Section 4.1 Limitation on Consolidation, Merger or Transfer of Assets ............................ 35 ARTICLE V OPTIONAL REDEMPTION OF NOTES Section 5.1 Optional Redemption ....................................................................................... 36 Section 5.2 Election to Redeem .......................................................................................... 36 Section 5.3 Notice of Redemption ...................................................................................... 36 Section 5.4 Selection of Notes to Be Redeemed in Part ..................................................... 38 Section 5.5 Deposit of Redemption Price ........................................................................... 38 Section 5.6 Notes Payable on Redemption Date ................................................................. 38 Section 5.7 Unredeemed Portions of Partially Redeemed Note .......................................... 38 ARTICLE VI DEFAULTS AND REMEDIES Section 6.1 Events of Default .............................................................................................. 39 Section 6.2 Acceleration ...................................................................................................... 40 Section 6.3 Other Remedies ................................................................................................ 40 Section 6.4 Waiver of Past Defaults .................................................................................... 41 Section 6.5 Control by Majority .......................................................................................... 41 Section 6.6 Limitation on Suits ........................................................................................... 41 Section 6.7 Rights of Holders to Receive Payment ............................................................. 42 Section 6.8 Collection Suit by Trustee ................................................................................ 42 Section 6.9 Trustee May File Proofs of Claim, etc ............................................................. 42 Section 6.10 Priorities ........................................................................................................... 42 Section 6.11 Undertaking for Costs ...................................................................................... 43 ARTICLE VII TRUSTEE Section 7.1 Duties of Trustee .............................................................................................. 43 Section 7.2 Rights of Trustee .............................................................................................. 44 Section 7.3 Individual Rights of Trustee ............................................................................. 47 Section 7.4 Trustee’s Disclaimer ......................................................................................... 47 Section 7.5 Notice of Defaults ............................................................................................ 47 Section 7.6 Reports by Trustee to Holders .......................................................................... 47 Section 7.7 Compensation and Indemnity ........................................................................... 47 Section 7.8 Replacement of Trustee .................................................................................... 48 Section 7.9 Successor Trustee by Merger ........................................................................... 49

iii Section 7.10 Eligibility; Disqualification .............................................................................. 49 Section 7.11 Preferential Collection of Claims Against Issuer ............................................. 49 Section 7.12 Appointment of Co-Trustee .............................................................................. 49 Section 7.13 Agents ............................................................................................................... 50 ARTICLE VIII GUARANTEES Section 8.1 Guarantee .......................................................................................................... 50 Section 8.2 Execution and Delivery .................................................................................... 52 Section 8.3 Subrogation ...................................................................................................... 52 Section 8.4 Benefits Acknowledged ................................................................................... 52 Section 8.5 Release of Subsidiary Guarantees .................................................................... 52 Section 8.6 Subsequent Subsidiary Guarantors. .................................................................. 53 ARTICLE IX DEFEASANCE; DISCHARGE OF INDENTURE Section 9.1 Legal Defeasance and Covenant Defeasance ................................................... 54 Section 9.2 Conditions to Defeasance ................................................................................. 55 Section 9.3 Application of Trust Money ............................................................................. 56 Section 9.4 Repayment to Issuer ......................................................................................... 56 Section 9.5 Indemnity for U.S. Government Obligations ................................................... 57 Section 9.6 Reinstatement ................................................................................................... 57 Section 9.7 Satisfaction and Discharge ............................................................................... 57 ARTICLE X AMENDMENTS Section 10.1 Without Consent of Holders ............................................................................. 58 Section 10.2 With Consent of Holders .................................................................................. 59 Section 10.3 Revocation and Effect of Consents and Waivers ............................................. 60 Section 10.4 Notation on or Exchange of Notes ................................................................... 60 Section 10.5 Trustee to Sign Amendments and Supplements ............................................... 60 ARTICLE XI [RESERVED] ARTICLE XII MISCELLANEOUS Section 12.1 Notices .............................................................................................................. 61 Section 12.2 Certificate and Opinion as to Conditions Precedent ........................................ 62 Section 12.3 Statements Required in Officers’ Certificate or Opinion of Counsel .............. 62 Section 12.4 Rules by Trustee, Paying Agent and Registrar ................................................. 63

Section 12.5	Legal Holidays	63
Section 12.6	Governing Law, etc	63
Section 12.7	No Recourse Against Others	64
Section 12.8	Successors	65
Section 12.9	Duplicate and Counterpart Originals	65
Section 12.10	Severability	65
Section 12.11	Currency Indemnity	65
Section 12.12	Table of Contents, Headings	66
Section 12.13	USA PATRIOT Act	66
Section 12.14	Sanctions	66

Exhibit A	Form of Note	A-1
Exhibit B	Form of Supplemental Indenture to be Delivered by Subsequent Subsidiary Guarantors	B-1
Exhibit C	Form of Certificate for Transfer to QIB	C-1
Exhibit D	Form of Certificate for Transfer Pursuant to Regulation S	D-1
Exhibit E	Form of Certificate for Transfer Pursuant to Rule 144	E-1

iv

INDENTURE, dated as of September 30, 2025, among Corporación Inmobiliaria Vesta, S.A.B. de C.V., a sociedad anónima bursátil de capital variable (variable capital publicly-traded stock corporation) (the “Issuer”), QVC, S. de R.L. de C.V., QVC II, S. de R.L. de C.V., Vesta Bajío, S. de R.L. de C.V., Vesta Baja California, S. de R.L. de C.V. and WTN Desarrollos Inmobiliarios de México, S. de R.L. de C.V. (the “Initial Subsidiary Guarantors”) and The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), paying agent, registrar and transfer agent. Each party agrees as follows for the benefit of the other parties and of the Holders of the Issuer’s 5.500% Senior Notes due 2033 issued hereunder. ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.1 Definitions. “Additional Interest” has the meaning assigned to it in Section 3.12(b). “Additional Note Board Resolution” means resolutions duly adopted by the Board of Directors of the Issuer and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes. “Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Issuer and the Trustee pursuant to Article X providing for the issuance of Additional Notes. “Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.14. “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. Solely for purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Agents” means, collectively, any Registrar, co-Registrar, Paying Agent, Transfer Agent and any other agent appointed by the Issuer hereunder. “Agent Members” has the meaning assigned to it in Section 2.7(b). “Annual Debt Service” means, for any given period, the sum of all interest payments required during such period, on a consolidated basis in accordance with IFRS.

2 “Applicable Law” has the meaning assigned to it in Section 7.2(m). “Authenticating Agent” has the meaning assigned to it in Section 2.2(d). “Authorized Agent” has the meaning assigned to it in Section 12.6(c). “Authorized Officers” has the meaning assigned to it in Section 7.2(l). “Bankruptcy Law” means Title 11, U. S. Code or any similar U.S. federal or state law or non-U.S. law for the relief of debtors, including the Mexican Ley de Concursos Mercantiles. “Bankruptcy Law Event of Default” means: (1) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Significant Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, concurso mercantil, quiebra, reorganization or other similar law, or (B) a decree or order adjudging the Issuer or any Significant Subsidiary bankrupt or insolvent, or suspending payments, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Significant Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or other similar official of the Issuer or any Significant Subsidiary or of any substantial part of the property of the Issuer or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or (2) the commencement by the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, concurso mercantil, quiebra, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any Significant Subsidiary, or the filing by the Issuer or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law or the consent by the Issuer or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official of the Issuer or any Significant Subsidiary or of any substantial part of the property of the Issuer or any Significant Subsidiary, or the making by the Issuer or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Issuer or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of trust or corporate action by the Issuer or any Significant Subsidiary in furtherance of any such action (evidenced by the adoption of a trust or corporate

3 resolution in favor of any such actions or an action of any of the officers of the Issuer or any Significant Subsidiary that similarly binds the Issuer or such Significant Subsidiary, as the case may be). “Berho Corona Family” means (i) Lorenzo Manuel Berho Corona, (ii) any spouse, parent, sibling or lineal descendants of Lorenzo Manuel Berho Corona, or (iii) any Person of which at least 51% of its equity is owned, directly or indirectly, by any of the persons set forth in clauses (i) and (ii) of this definition. “BMV” means the Bolsa Mexicana de Valores, S.A.B. de C.V. (Mexican Stock Exchange). “Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person. “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or a duly authorized Assistant Secretary or Director of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York or in Mexico City are required or authorized by law, regulation or executive order to close. “Certificated Note” means any Note issued in fully registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A. “Change of Control” means the occurrence of any one of the following events: (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than members of the Berho Corona Family, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of equity interest of the Issuer representing more than 50% or more of the combined voting power of all equity interests of the Issuer; (2) the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the assets (whether by merger, consolidation or otherwise) of the Issuer, determined on a consolidated basis, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than to the Issuer or any of its Wholly-Owned Subsidiaries, whether or not otherwise in compliance with this Indenture); or (3) the adoption of any plan or proposal for the liquidation or dissolution of the Issuer, whether or not otherwise in compliance with this Indenture. “Change of Control Notice” means notice of a Change of Control Offer made by the Issuer pursuant to Section 3.9, which shall be delivered electronically or by first-class mail to

4 each record Holder as shown on the Note Register within 30 days following the date upon which a Change of Control Triggering Event occurred, with a copy to the Trustee, at such holder’s address appearing in the register, stating: (1) that a Change of Control Triggering Event has occurred and a Change of Control Offer is being made pursuant to Section 3.9 and that all Notes validly tendered will be accepted for payment; (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”); (3) the circumstances and relevant facts regarding the Change of Control Triggering Event; and (4) the procedures that Holders of Notes must follow in order to validly tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment. “Change of Control Offer” has the meaning assigned to it in Section 3.9(a). “Change of Control Payment Date” means a Business Day no earlier than 30 days nor later than 60 days subsequent to the date on which the Change of Control Notice is delivered (other than as may be required by applicable law). “Change of Control Purchase Price” has the meaning assigned to it in Section 3.9(a). “Change of Control Triggering Event” means that on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Issuer of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), (i) in the event that the Notes are assigned an Investment Grade rating by at least two of the Rating Agencies, the Notes shall cease to be rated Investment Grade by at least two of the Rating Agencies, or (ii) otherwise, if (A) the notes have an Investment Grade rating by any, but not two or more, of the Rating Agencies, the rating of the notes by such Rating Agency shall be decreased below Investment Grade, or (B) any rating of the Notes assigned a non-Investment Grade rating shall be decreased by one or more graduations. Unless at least two Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. The Issuer shall use commercially reasonable efforts to maintain ratings from at least one Rating Agency. Notwithstanding the foregoing, (x) a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Offer hereunder) if the Rating Agencies making the reduction in rating to which this

5 definition would otherwise apply do not announce or publicly confirm or inform the Issuer in writing at the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at that time) and (y) no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. “CNBV” means the Mexican National Banking and Securities Commission, or Comisión Nacional Bancaria y de Valores. “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity. “Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its subsidiaries prepared in accordance with IFRS. “Consolidated Income Available for Debt Service” means, for any period, the sum of: (1) Consolidated Net Income, plus (2) interest paid on Debt, to the extent deducted in calculating Consolidated Net Income, plus (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for such Person in conformity with IFRS: (i) income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to non-recurring gains or losses; (ii) depreciation, amortization and all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income; and (iii) all non-recurring losses (and minus all non-recurring gains). “Consolidated Net Income” means, with respect to any Person for any period, the amount of profit (or loss) for that period determined on a consolidated basis in accordance with IFRS. “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, Floor 7 East, New York, New York 10286, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders, the Issuer and the Subsidiary Guarantors, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

6 “Covenant Defeasance” has the meaning assigned to it in Section 9.1(c). “Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person. “Debt” means, with respect to any Person, without duplication, (i) all obligations in respect of borrowed money; (ii) all obligations evidenced by bonds, debentures, promissory notes or similar instruments; (iii) reimbursement obligations, contingent or otherwise, in connection with letters of credit; (iv) amounts representing the balance deferred and unpaid of the purchase price of any property, except any balance that constitutes an accrued expense or trade payable; (v) all obligations of such Person in its capacity as lessee pursuant to capital or financial leasing agreements; (vi) all Hedging Obligations; (vii) Debt of other Persons secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person; (viii) Debt of other Persons to the extent guaranteed by such Person, contingent or otherwise; and (ix) any other liabilities that are reflected as indebtedness in the balance of the such Person. “Default” means any event which is, or after notice or passage of time, or both would be, an Event of Default. “Defaulted Interest” has the meaning assigned to it in Exhibit A. “Distribution Compliance Period” means, with respect to any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes, as notified by the Issuer to the Trustee in writing. “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Issuer that is a clearing agency registered under the Exchange Act. “Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. “Event of Default” has the meaning assigned to it in Section 6.1. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “FATCA” “has the meaning assigned to it in Section 3.12(c)(vi). “Fitch” means Fitch Inc., or any successor thereto.

7 “Global Note” means any Note issued in fully registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A. “guarantee” means any obligation contingent or otherwise of any Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of ) such indebtedness of such other Person (whether arising by virtue or partnership arrangement, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has the corresponding meaning. “Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement. “Holder” means the Person in whose name a Note is registered in the Note Register. “IAS 34” means the International Account Standard 34 “Interim Financial Reporting” as issued by the International Accounting Standards Board as in effect from time to time, or any interim financial standards required for public companies by the CNBV. “IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect from time to time, or any financial reporting standards required or permitted for public companies by the CNBV. “Incur” means, with respect to any Debt or other obligation of any Person, to incur, create, issue, assume, guarantee or otherwise become liable in respect of the Debt or other obligation, and “Incurrence” and “Incurred” have the meanings correlative to the foregoing. “Indenture” means this Indenture, as amended or supplemented from time to time, including the Exhibits hereto. “Initial Notes” means any of the Issuer’s 5.500% Senior Notes due 2033 issued in an aggregate principal amount of U.S.$500,000,000 on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture. “Initial Subsidiary Guarantors” means the parties named as such in the introductory paragraph of this Indenture and their respective successors and assigns, including any Surviving Entity.

8 “Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A. “Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person. “Instructions” has the meaning assigned to it in Section 7.2(l). “Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or the equivalent rating from any replacement rating agency appointed by the Issuer in accordance with the definition of “Rating Agency.” “Issue Date” means the date of this Indenture (being the original issue date of the Initial Notes hereunder). “Issuer” means the party named as such in the introductory paragraph of this Indenture and its successors and assigns, including any Surviving Entity. “Latest Completed Quarter” means the most recently ended fiscal quarter of the Issuer for which Consolidated Financial Statements of the Issuer have been completed. “Legal Defeasance” has the meaning assigned to it in Section 9.1(b). “Legal Holiday” has the meaning assigned to it in Section 12.5. “Lien” means, without duplication, any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of set-off but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest. “Maturity Date” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise. “Mexico” means the United Mexican States. “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto. “Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S. “Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be The Bank of New York Mellon.

9 “Note Register” has the meaning assigned to it in Section 2.3(b). “Notes” means, collectively, the Initial Notes and any Additional Notes issued under this Indenture. “Obligations” means, with respect to any Debt, any principal, premium, interest (including the Post-Petition Interest), Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Debt, including in the case of the Notes, this Indenture. “OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury. “Offering Circular” means the final offering circular dated September 24, 2025 relating to the Original Offering of Notes. “Officer” means, when used in connection with any action to be taken by the Issuer or any of the Subsidiary Guarantors, (i) the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Chief Legal Officer, any Vice President, the Treasurer, the Controller, the Secretary of the Issuer pursuant to a duly executed power of attorney (or, in each case, the officers of the Issuer with equivalent positions) or (ii) any duly authorized attorney-in- fact of the Issuer. “Officers’ Certificate” means, when used in connection with any action to be taken by the Trustee at the request of the Issuer or any of the Subsidiary Guarantors, a certificate signed by two Officers and delivered to the Trustee. “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or any of the Subsidiary Guarantors (except as otherwise provided in this Indenture) and who is reasonably acceptable to the Trustee. “Original Offering of Notes” means the original private offering of the Initial Notes, which were issued on the Issue Date. “Outstanding” means, as of the date of determination, all Notes previously authenticated and delivered under this Indenture, except: (1) Notes previously canceled by the Trustee or delivered to the Trustee for cancellation; (2) Notes, or portions thereof, for the payment, redemption or, in the case of a Change of Control Offer, purchase of, which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Issuer or an Affiliate of the Issuer) in trust or set aside and segregated in trust by the Issuer or an Affiliate of the Issuer (if the Issuer or such Affiliate of the Issuer is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given

10 pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; (3) Notes which have been surrendered pursuant to Section 2.10 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Issuer; and (4) solely to the extent provided in Article IX, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article IX; provided, that in determining whether the Holders of the requisite aggregate principal amount of the then Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor under the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee who has responsibility for this Indenture actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor under the Notes or any Affiliate of the Issuer or of such other obligor. “Paying Agent” has the meaning assigned to it in Section 2.3(a). “Payment Default” has the meaning assigned to it in Section 6.1(a)(iv). “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization. “Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding. “Private Placement Legend” has the meaning assigned to it in Section 2.8(b). “QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act). “Rating Agency” means each of Fitch, Moody’s and S&P; provided that, if at least two Rating Agencies do not rate the Notes or fail to make a rating on the Notes publicly available, the Issuer will appoint a replacement for such Rating Agency that is a “nationally recognized

11 statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act. “Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control. “Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A. “Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes. “Refinancing” means any refinancing, renewal, refund, repayment, redemption, prepayment, defeasance or retirement of, or issuance of a security or Debt in exchange or replacement for such security or Debt in whole or in part. “Refinancing Debt” means, with respect to any Debt of the Issuer or any of its Subsidiaries, any Refinancing, to the extent such Refinancing does not: (1) result in an increase in the aggregate principal amount of the Debt of such Person as of the date of such proposed Refinancing (plus the amount of any accrued interest and premiums (including tender premiums)) and plus the amount of reasonable expenses incurred by such Person in connection with such Refinancing); or (2) create Debt with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Debt subject to Refinancing or (b) a final maturity earlier than the final maturity of the Debt subject to Refinancing; provided that (i) if such Debt subject to Refinancing is Indebtedness of the Issuer, then such Refinancing Debt will be Debt of the Issuer, (ii) if such Debt subject to Refinancing is Debt of any Subsidiary, then such Refinancing Debt will be Debt of such Subsidiary and (iii) if such Debt subject to Refinancing is subordinated Debt, then such Refinancing Debt will be subordinate to the notes at least to the same extent and in the same manner as the Debt being Refinanced. “Registrar” has the meaning assigned to it in Section 2.3(a). “Regulation S” means Regulation S under the Securities Act or any successor regulation. “Regulation S Global Note” has the meaning assigned to it in Section 2.1(e). “Relevant Taxing Jurisdiction” has the meaning assigned to it in Section 3.12(b). “Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), one year (or such other period specified in Rule 144(d) under the Securities Act) from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest such original issue date of such Additional Notes.

12 “Restricted Note” means any Initial Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein), until such time as: (1) the Resale Restriction Termination Date therefor has passed; (2) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or (3) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(c) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend. “Rule 144” means Rule 144 under the Securities Act (or any successor rule). “Rule 144A” means Rule 144A under the Securities Act (or any successor rule). “Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d). “S&P” means Standard & Poor’s Ratings Services, or any successor thereto. “Sanctions” has the meaning assigned to it in Section 12.14(a). “SEC” means the U.S. Securities and Exchange Commission. “Secured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is secured by a Lien on properties or other assets of the Issuer or any of its Subsidiaries. “Securities Act” means the U.S. Securities Act of 1933, as amended. “SGX-ST” means Singapore Exchange Securities Trading Limited. “Significant Subsidiary” means a Subsidiary of the Issuer which would be a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the date of this Indenture, assuming the Issuer is the registrant referred to in such definition. “Special Record Date” has the meaning assigned to it in Section 2.13(b). “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). “Subsidiary” means, with respect to any Person, a corporation, partnership, association, joint venture, trust, limited liability company or other business entity, which is required to be consolidated with the Issuer in accordance with IFRS.

13 “Subsidiary Guarantee” has the meaning assigned to it in Section 8.1. “Subsequent Subsidiary Guarantor” has the meaning assigned to it in Section 8.6. “Subsidiary Guarantor” means each Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture (including the Initial Subsidiary Guarantors and the Subsequent Subsidiary Guarantors); provided that, upon release or discharge of such Subsidiary from its Subsidiary Guarantees in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor. “Surviving Entity” has the meaning assigned to it in Section 4.1(a)(i). “Taxes” has the meaning assigned to it in Section 3.12(a). “Total Assets” means the total assets (excluding accounts receivable and intangibles) of the Issuer and its Subsidiaries determined on a consolidated basis in accordance with IFRS. “Total Outstanding Debt” means, as of any date, the sum, without duplication, of (1) the aggregate principal amount of all outstanding Debt of the Issuer and (2) the aggregate principal amount of all outstanding Debt of the Issuer’s Subsidiaries. “Transfer Agent” has the meaning assigned to it in Section 2.3(a). “Trigger Period” means the period commencing 60 days prior to the first public announcement by the Issuer of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control. “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended. “Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor. “Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time are such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture. “Unencumbered Assets” means the Total Assets of the Issuer and its Subsidiaries that are not subject to any Liens. “Unsecured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is not Secured Debt of the Issuer or any of its Subsidiaries.

14 “U.S. Dollars” or “U.S.$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option. “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers, trustees, or equivalent as applicable, of such Person. “Weighted Average Life to Maturity” means, when applied to Debt at any date, the number of years obtained by dividing: (a) the then-outstanding aggregate principal amount or liquidation preference, as the case may be, of such Debt, by (b) the sum of the total of the product obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment. “Wholly-Owned Subsidiary” means, with respect to a Person, a Subsidiary of such Person, all of the Capital Stock of which (other than directors’ or similar qualifying shares) is owned by such Person or another Wholly-Owned Subsidiary of such Person. Section 1.2 Rules of Construction. Unless the context otherwise requires: (A) a term has the meaning assigned to it; (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS; (C) “or” is not exclusive; (D) “including” and “includes” means including or includes, as the case may be, without limitation; (E) words in the singular include the plural and words in the plural include the singular; (F) references to the payment of principal of the Notes shall include applicable premium, if any; (G) references to payments on the Notes shall include Additional Interest payable on the Notes, if any;

15 (H) all references to Sections or Articles refer to Sections or Articles of this Indenture; (I) references to any law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing or implementing such law; and (J) the term “obligor,” when used with respect to the Notes, means the Issuer and any other obligor as of the date of this Indenture. ARTICLE II THE NOTES Section 2.1 Form and Dating. (a) The Initial Notes are being originally issued by the Issuer on the Issue Date. The Notes shall be issued in fully registered certificated global form without coupons, and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class. (c) The Notes may have notations, legends or endorsements as specified in Section 2.8 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Issuer and the Subsidiary Guarantors shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. (d) Notes originally offered and sold to QIBs in reliance on Rule 144A shall be represented by one or more permanent global certificate in fully registered form without coupons (each, a “Rule 144A Global Note”). (e) Notes originally offered and sold outside the United States of America in reliance on Regulation S shall be represented by one or more permanent global certificate in fully registered form without coupons (each, a “Regulation S Global Note”). Section 2.2 Execution and Authentication. (a) Officers of the Issuer and the Subsidiary Guarantors shall sign the Notes for the Issuer and each Subsidiary Guarantors by manual, facsimile or electronic signature. If the Officer whose signature is on a Note no longer holds such office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

16 (b) A Note shall not be valid until an authorized signatory of the Trustee manually or electronically authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Issuer signed by the Officers of the Issuer (the “Authentication and Delivery Order”). The Authentication and Delivery Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. (d) The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer and the Subsidiary Guarantors to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. (e) In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the written request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon an Authentication and Delivery Order of the Surviving Entity, shall authenticate and deliver Notes as specified in the Authentication and Delivery Order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name. Section 2.3 Transfer Agent, Registrar and Paying Agent. (a) While Notes are outstanding, the Issuer and the Subsidiary Guarantors shall maintain or cause to be maintained an office or agency in the Borough of Manhattan in New York City, where (i) Notes may be presented or surrendered for transfer or for exchange (the “Transfer Agent”), (ii) Notes may be presented for payment (the “Paying Agent”) and for the service of notices and demands to or upon the Issuer or the Subsidiary Guarantors in respect of the Notes, the Subsidiary Guarantees and this Indenture, and (iii) Notes may be presented or surrendered for registration of transfer or exchange (the “Registrar”). The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent, and the term “Transfer Agent” includes any additional transfer agent. (b) The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). Documents delivered to such office by the Issuer or any of the Subsidiary Guarantors shall be held for the benefit of Holders and shall be delivered to any Holder requesting any or all of such documents. The Issuer and the Subsidiary Guarantors may have one or more co-Registrars and one or more additional Paying Agents and Transfer Agents.

17 (c) The Issuer and the Subsidiary Guarantors shall enter into an appropriate agency agreement with each Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of each such Agent. If the Issuer fail to maintain a Registrar or Paying Agent in New York City, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, co-Registrar or Transfer Agent. (d) The Issuer initially appoints The Bank of New York Mellon as Registrar, Paying Agent, Transfer Agent and agent for service of notices and demands in connection with the Notes and this Indenture in New York City (and The Bank of New York Mellon hereby accepts such appointment), until such time as another Person is appointed as such. (e) To the extent the Notes are listed on the SGX-ST for trading on the SGX-ST and the rules of the SGX-ST so require, at least one Paying Agent in Singapore will be appointed and maintained where the Notes may be presented or surrendered for payment or redemption, in the event that the Global Notes are exchanged for individual definitive Notes. In the event that the Global Notes are exchanged for individual definitive Notes, an announcement of such exchange shall be made by the Issuer on its behalf through the SGX-ST and such announcement will include all material information with respect to the delivery of the individual definitive Notes, including details of the paying agent in Singapore. (f) The Issuer may change the Paying Agent or Registrar without prior notice to Holders of the Notes. Section 2.4 Paying Agent to Hold Money in Trust. The Issuer and the Subsidiary Guarantors shall require each Paying Agent (other than the Trustee or any other Paying Agent appointed as of the date hereof hereunder) to agree in writing that such Paying Agent shall hold in trust separate and apart from, and not commingle with any other properties, for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes (whether such money has been distributed to it by the Issuer, the Subsidiary Guarantors, or any other obligor under the Notes) and shall notify the Trustee in writing of any Default by the Issuer, the Subsidiary Guarantors, or any other obligor under the Notes, in making any such payment. If the Issuer, the Subsidiary Guarantors, or an Affiliate thereof, acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer and the Subsidiary Guarantors at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Issuer, any of the Subsidiary Guarantors, or any Affiliate thereof, if the Issuer, such Subsidiary Guarantor or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Issuer, such Subsidiary Guarantor or such Affiliate as Paying Agent. Section 2.5 CUSIP and ISIN Numbers. In issuing the Notes, the Issuer may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such

18 notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers. Section 2.6 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. Section 2.7 Global Note Provisions. (a) Each Global Note initially shall: (i) be registered in the name of a nominee of DTC; (ii) be delivered to the Note Custodian; and (iii) bear the appropriate legend, as set forth in Section 2.8 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in this Indenture. (b) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Issuer, the Trustee, each Agent and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, any Agent or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes. (c) Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes. Global Notes shall be exchangeable for Certificated Notes only in the following circumstances: (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice; (ii) the Issuer executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable; or

19 (iii) an Event of Default has occurred and is continuing with respect to the Notes. In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and upon an Authentication and Delivery Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Section 2.8 Legends. (a) Each Global Note shall bear the applicable restrictive legend specified therefor in Exhibit A on the face thereof. (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”). (c) The applicable restrictive legend (including any Private Placement Legend) on any Restricted Note may be removed by the Issuer (i) after the Resale Restriction Termination Date or termination of the Distribution Compliance Period and (ii) subject to compliance with the requirements of applicable securities laws. Subject to clause (i) and clause (ii) of the preceding sentence of this Section 2.8(c), the Issuer shall use its best efforts to remove any such restrictive legend on any Restricted Note at the request of the Holder thereof. Section 2.9 Transfer and Exchange. The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note: (a) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, subject to the rules and procedures of DTC, upon receipt by the Registrar of: (i) instructions from the Holder of the Rule 144A Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and (ii) a certificate in the form of Exhibit E from the transferor, the Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing. (b) If the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, subject to the rules and procedures of DTC, upon receipt by the Registrar of: (i) instructions from the Holder of the Regulation S Global Note directing the Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global

20 Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and (ii) a certificate in the form of Exhibit D duly executed by the transferor, the Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing. (c) Other Transfers. Any transfer of Restricted Notes not described in this Section 2.9 (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to the Issuer and the Subsidiary Guarantors in order to ensure compliance with the Securities Act or in accordance with Section 2.9(e). (d) Certificated Notes Transfers. Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of authorized denominations by surrendering such Certificated Notes at the Corporate Trust Office, the office of the Trustee or the office of any Transfer Agent with a written instrument of transfer as provided in the assignment form attached to the form of Notes in Exhibit A hereto duly executed by the Holder thereof or his attorney duly authorized in writing. The provisions of Section 2.9(a) for transfer of an interest in a Rule 144A Global Note to an interest in a Regulation S Global Note and the provisions of Section 2.9(b) for transfer of an interest in a Regulation S Global Note to an interest in a Rule 144A Global Note shall also apply for the same types of transfers with respect to Certificated Notes. In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferee, or send by mail, within three Business Days of the receipt of a form of transfer, (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferor, or send by mail, within three Business Days of the receipt of a form of transfer, (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the Form of assignment form attached to the form of Notes in Exhibit A hereto. (e) Use and Removal of Private Placement Legends. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such registration of transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to

21 Section 2.7(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless: (i) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit E and an Opinion of Counsel reasonably satisfactory to the Issuer; (ii) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or (iii) in connection with such registration of transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to the Issuer to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Holder of a Global Note bearing a Private Placement Legend may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (iii) of this Section 2.9(e). (f) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. (g) Execution, Authentication of Notes, etc. (i) Subject to the other provisions of this Section 2.9, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction as set forth in this Indenture and the Notes are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Issuer shall execute and upon an Authentication and Delivery Order the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s written request. (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any Taxes payable in connection therewith (other than any such Taxes payable upon exchange or transfer pursuant to Sections 2.11, 3.9, 5.7 and 10.4).

22 (iii) The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note for a period beginning: (1) 15 days before the delivery of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such delivery; or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date. (iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee and any Agent may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (and regardless of any notice of ownership, trust or any interest in it, writing on, or theft or loss of, the definitive Note issued in respect of it) whether or not such Note is overdue, and none of the Issuer, the Subsidiary Guarantors, the Trustee or any Agent will be liable for so treating the Holder. (v) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. (h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by DTC with respect to its members, participants and any beneficial owners. (ii) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on exchange or transfer imposed under this Indenture or under applicable law with respect to any exchange or transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

23 Section 2.10 Mutilated Destroyed, Lost or Stolen Notes. (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall execute and upon an Authentication and Delivery Order the Trustee shall authenticate a replacement Note if the Issuer shall certify in an Officers’ Certificate that the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met and the Holder satisfies any other reasonable requirements of the Issuer. If required by the Trustee or the Issuer, such Holder shall furnish an affidavit of loss and security or indemnity bond sufficient in the judgment of the Issuer, and the Trustee to protect the Issuer, the Trustee and each Agent from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuer, or the Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York), the Issuer shall execute and upon an Authentication and Delivery Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding. (b) Upon the issuance of any new Note under this Section 2.10, the Issuer may require the payment of a sum sufficient to cover any Taxes that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Issuer’s counsel, the Trustee and its counsel) in connection therewith. (c) In case any mutilated, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer may, in its discretion, pay such Note instead of issuing a new Note in replacement thereof. (d) Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer and any other obligor under the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. Section 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may execute and upon Authentication and Delivery Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and execute and upon an Authentication and Delivery Order the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and upon an Authentication and Delivery Order the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

24 Section 2.12 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. Each Agent shall forward to the Trustee any Notes surrendered to it for registration of transfer, exchange or payment. Upon the written instructions of the Issuer, the Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its customary procedures or return to the Issuer all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.10, the Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon an Authentication and Delivery Order. Section 2.13 Defaulted Interest. (a) When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Issuer, at its election, as provided in Section 2.13(b) or Section 2.13(c). (b) The Issuer may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(b). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent to each Holder at such Holder’s address as it appears in the Note Register maintained by the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.13(c). (c) Alternatively, the Issuer may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.13(c) such manner of payment shall be deemed practicable by the Trustee. Section 2.14 Additional Notes. (a) The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the

25 Holders, create and issue pursuant to this Indenture, Additional Notes in one or more transactions by delivering an Additional Note Board Resolution or by entering into an Additional Note Supplemental Indenture. Such Additional Notes shall have terms and conditions set forth in Exhibit A identical to those of the Initial Notes, except that Additional Notes: (i) may have a different issue price from the Initial Notes; (ii) may have a different issue date from the Initial Notes; (iii) may accrue interest from a date different from that of the Initial Notes; and (iv) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws), which are not adverse in any material respect to the Holder of any then Outstanding Notes (other than such Additional Notes); (b) Such Additional Notes may be issued in one or more series and with the same or different CUSIP, ISIN or other identifying numbers as the Notes issued on the Issue Date; provided that, if the Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN or other identifying number. Any Additional Notes will be consolidated and form a single class with the Initial Notes, so that, among other things, Holders of any Additional Notes will have the right to vote together with Holders of the Initial Notes as one class. ARTICLE III COVENANTS Section 3.1 Payment of Notes. (a) The Issuer and the Subsidiary Guarantors, as the case may be, shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Dollars on the dates and in the manner provided in the Notes and in this Indenture. Prior to 2:00 p.m. (New York City time) on the Business Day prior to each Interest Payment Date and the Maturity Date, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. (b) If the Issuer, any of the Subsidiary Guarantors, or an Affiliate thereof is acting as Paying Agent, the Issuer, such Subsidiary Guarantor or such Affiliate shall, prior to 2:00 p.m.. (New York City time) on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. Notwithstanding the foregoing, the Issuer may elect to make the payments of interest

26 by check delivered to the registered Holders at their registered addresses. If a Holder of Notes in an aggregate principal amount of at least U.S.$1,000,000 has given written wire transfer instructions involving payment to a U.S. dollar account maintained by the payee with a bank in the City of New York to the Issuer or the Paying Agent at least 15 days prior to an Interest Payment Date, the Issuer or the Paying Agent, as applicable, shall make all principal and interest payments in respect of those Notes in accordance with such instructions. (c) If any interest payment date or maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such interest payment date or maturity, as the case may be. (d) Notwithstanding anything to the contrary contained in this Indenture, the Issuer and the Subsidiary Guarantors, as the case may be, may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by a Relevant Taxing Jurisdiction from principal or interest payments hereunder. Section 3.2 Maintenance of Office or Agency. (a) The Issuer shall maintain each office or agency required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and in accordance with Section 2.3, the Issuer and the Subsidiary Guarantors hereby designate the Corporate Trust Office of the Trustee as one such office or agency. (b) The Issuer may also from time to time designate one or more other offices or agencies (in or outside of New York City) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in New York City. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency. Section 3.3 Maintenance of Existence. Subject to Article IV and Article VIII, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the existence of the Issuer as a corporation and the corporate, partnership, limited liability company or other existence of each of the Subsidiary Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) other than as set forth under Articles IV and VIII hereof; and (ii) the rights, licenses and franchises of the Issuer and the Subsidiaries that are necessary to continue business in the ordinary course, substantially in the same terms as such business is conducted on the date hereof; provided that the Issuer shall not be required to preserve any such right, license or franchise if the Board of Directors of the Issuer determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Subsidiaries, taken as a whole.

27 Section 3.4 Payment of Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Issuer or any Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Issuer or any Subsidiary; provided, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such Taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with IFRS or where the failure to effect such payment shall not be adverse in any material respect to the Holders. Section 3.5 Maintenance of Properties. The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in its judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, that the Issuer and its Subsidiaries will not be prevented from (a) permanently removing any property that has been condemned or suffered a casualty loss, if it is in the Issuer’s best interests, (b) selling or otherwise disposing of any of its properties for value in the ordinary course of business, and (c) replacing or disposing of assets no longer useful or necessary to conduct the business of the Issuer. Section 3.6 Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the fullest extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Issuer hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted. Section 3.7 Limitation on the Incurrence of Debt. (a) Limitation on Outstanding Debt. The Issuer shall not, and shall not permit any of its Subsidiaries to, Incur any Debt (other than Refinancing Debt) if, immediately after giving effect to the Incurrence of the additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds of the additional Debt and such other Debt, Total Outstanding Debt would exceed 60% of the sum of (without duplication) (i) Total Assets as of the end of such Latest Completed Quarter and (ii) the total price of any real estate assets acquired, and the total amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or used to reduce Debt), by the Issuer or any Subsidiary since the end of such Latest Completed Quarter. (b) Limitation on Secured Debt. The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Secured Debt (other than Refinancing Debt, provided that such

28 Refinancing Debt shall be limited to all or part of the property (or interest therein) subject to the Lien securing the Secured Debt that is the subject of the Refinancing (plus improvements and construction on such property)) if, immediately after giving effect to the Incurrence of the additional Secured Debt and any other Secured Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds of the additional Secured Debt and such other Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 40% of the sum of (without duplication) (i) Total Assets as of the end of such Latest Completed Quarter and (ii) the total price of any real estate assets acquired, and the total amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or used to reduce Debt), by the Issuer or any Subsidiary since the end of such Latest Completed Quarter. (c) Debt Service Test. The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Debt (other than Refinancing Debt) if, immediately after giving effect to the Incurrence of the additional Debt, the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.50 to 1.00 on a pro forma basis after giving effect to the Incurrence of the additional Debt and to the application of the net proceeds therefrom, and calculated on the assumption, without duplication, that: (i) such additional Debt to be Incurred after such four-quarter period and any other Debt Incurred by the Issuer or any of its Subsidiaries from the first day of that four- quarter period to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of that Debt had occurred at the beginning of that period; (ii) the repayment or retirement of any other Debt repaid or retired by the Issuer or any of its Subsidiaries from the first day of such four-quarter period to the date of determination occurred at the beginning of that period; provided that, except as set forth in Section 3.7(c)(i) and Section 3.7(c)(iii), in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of such Debt during that period; and (iii) in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Issuer or any of its Subsidiaries from the first day of such four-quarter period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, (1) the acquisition, disposition, placement in service or removal from service had occurred as of the first day of that period, with the appropriate adjustments to Consolidated Income Available for Debt Service and Annual Debt Service with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation and (2) the application of the net proceeds from a disposition to repay or refinance Debt, including, without limitation, Debt under any revolving credit facility, had occurred on the first day of that period.

29 If the Debt giving rise to the need to make the calculation described in Section 3.7(c) or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. Section 3.8 Maintenance of Unencumbered Assets. The Issuer and its Subsidiaries shall maintain at all times Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Issuer and its Subsidiaries. Section 3.9 Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes pursuant to Article V, the Issuer shall make an offer to purchase Notes (the “Change of Control Offer”), pursuant to which the Issuer shall be required, if requested by any Holder, to purchase all or a portion (in integral multiples of U.S.$1,000; provided that the principal amount of such Holder’s Notes shall not be less than U.S.$200,000) of such Holder’s Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, through the purchase date (subject to the right of the Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). (b) By 11:00 a.m. (New York time) on the Business Day preceding the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Trustee or a Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered. (c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful: (i) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and (ii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. (d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate). The minimum principal amount of such new Note shall be U.S.$200,000. (e) The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

30 (f) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.9, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.9 by virtue of such compliance. (g) The Issuer’s obligation to make a Change of Control Offer may be waived or modified at any time prior to the occurrence of such Change of Control Triggering Event with the written consent of the Holders of a majority in principal amount of the Notes pursuant to Section 10.2. Section 3.10 Reporting Requirements. (a) If at any point the Issuer ceases to no longer be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (b) The Issuer shall provide the Trustee and, upon request, the Holders of the Notes, with the following reports: (i) an English language version in electronic format of the Issuer’s annual audited consolidated financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 120 days after the close of each fiscal year; (ii) an English language version in electronic format of the Issuer’s unaudited quarterly financial statements prepared in accordance with IAS 34, promptly upon such financial statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of each fiscal year); and (iii) without duplication, upon request by the Trustee, English language versions or summaries in electronic format of such other reports or notices as may be filed or submitted (and within 10 days after such filing or submission) by the Issuer with (1) the CNBV, (2) the BMV, (3) the SGX-ST, or (4) any other stock exchange on which the Notes may be listed, in each case, to the extent that any such report or notice is generally available to the Issuer’s securityholders or the public in Mexico or elsewhere, provided, that the Issuer shall not be required to furnish such information to the extent that the information contained therein is not materially different than the information provided pursuant to Section 3.10(b)(i) and (ii); provided that any information or document that the Issuer is required to furnish pursuant to clauses (i) through (iii) above shall be deemed furnished to the Trustee and the Holders as of the date the Issuer files or furnishes it to the SEC such information or document through its Electronic Data Gathering, Analysis, and Retrieval system (or any successor system), and the Issuer shall have no obligation to deliver separate copies to the Trustee or the Holders with

31 respect to any such information or document so filed or furnished, unless the Issuer is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. (c) To the extent any such information is required to be delivered, the Issuer shall maintain a public website or, at its option, a non-public website or other electronic distribution system to which the beneficial owners of the Notes, prospective investors, the Trustee and security analysts will be given access and on which the reports and information referred to in Section 3.10(b) are posted; provided, that the Issuer may, in its sole discretion, exclude direct competitors, customers and suppliers from access thereto. The Issuer shall not be required to furnish the information referred to in Sections 3.10(b)(i), (ii) and (iii) above to the Trustee or Holders of the Notes to the extent such information is available on the Issuer’s website. (d) Simultaneously with the delivery of each set of financial statements referred to in Section 3.10(b), the Issuer will provide the Trustee with an Officers’ Certificate stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Issuer and each Subsidiary Guarantor is taking or propose to take with respect thereto. As soon as possible and in any event within 30 days after any of the Issuer’s directors or executive officers become aware of the existence of a Default or Event of Default or any event by reason of which payments of either principal or interest on the Notes are prohibited, the Issuer shall provide the Trustee with an Officers’ Certificate setting forth the details thereof and the action the Issuer is taking or propose to take with respect thereto. (e) Delivery of the reports and information described above to the Trustee or posting of such reports or information to the Issuer’s website is for informational purposes only and the Trustee’s receipt thereof or such posting to the Issuer’s website shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s or any of the Subsidiary Guarantor’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). Section 3.11 Listing. The Issuer shall use its commercially reasonable best efforts to obtain and maintain a listing of the Notes on the SGX-ST. Section 3.12 Payment of Additional Interest. (a) The Issuer and the Subsidiary Guarantors will make payments of, or in respect of, principal of and premium (if any) and interest on the Notes free and clear of, and without collection, withholding or deduction for or on account of, any present or future tax, levy, impost, duty, assessment or other governmental charge (including any interest and penalties related thereto) whatsoever and wherever imposed, assessed, levied or collected (collectively, “Taxes”), unless such collection, withholding or deduction is required by law. (b) If the Issuer or any Paying Agent or any Subsidiary Guarantor is required to collect, deduct or withhold any amount in respect of Taxes imposed by (i) Mexico (or any political subdivision thereof or any authority therein or thereof having the power to tax) or, if and only if the Issuer has consolidated, merged, amalgamated or combined with, or transferred or leased its assets substantially as an entirety to, any Person and as a consequence thereof such

32 Person becomes the successor obligor to the Issuer (and references herein to the Issuer shall include any such successor obligor) in respect of payments on the Notes, the jurisdiction under the laws of which such successor obligor in relation to the relevant payment is organized or resident for tax purposes (or any political subdivision thereof or any authority therein or thereof having the power to tax); (ii) any jurisdiction under the laws of which a Subsidiary Guarantor is organized or resident for tax purposes (or any political subdivision thereof or any authority therein or thereof having the power to tax) or (iii) any jurisdiction from or through which payment on the Notes is made by or at the direction of the Issuer or any Subsidiary Guarantor (or any political subdivision thereof or any authority therein or thereof having the power to tax) (each, a “Relevant Taxing Jurisdiction”), the Issuer or such Subsidiary Guarantor, as the case may be, will pay to a Holder of a Note such additional interest (“Additional Interest”) as may be necessary so that the net amount received by the Holder or beneficial owner of the Note will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been collected, withheld or deducted. (c) The Issuer and the Subsidiary Guarantors shall not be required to pay Additional Interest to any Holder for or on account of any of the following: (i) any Taxes that would not have been so imposed, assessed, levied or collected but for the fact of the Holder or beneficial owner of the Note (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment for tax purposes or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some present or former connection with a Relevant Taxing Jurisdiction other than the mere holding or ownership of, or the collection of principal of, and premium (if any) or interest on, or the enforcement of rights with respect to, a Note; (ii) any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the Note was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Interest had the Note been presented for payment on the last day of such 30-day period; (iii) any estate, inheritance, gift, sales, stamp, transfer, excise, or personal property or similar Taxes; (iv) any Taxes that are payable otherwise than by collection, deduction or withholding from payments on the Notes; (v) any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the Note or nominee, agent or other intermediary (i) to provide any certification, identification, information, documentation, tax forms or other evidence concerning the nationality, residence or

33 identity of such Holder, the beneficial owner or nominee, agent or other intermediary or its connection with the Relevant Taxing Jurisdiction or (ii) to make any valid, applicable or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in each case, compliance is requested by the Issuer or any Subsidiary Guarantor and required by statute, rule, regulation or administrative practice of the Relevant Taxing Jurisdiction as a condition to relief, reduction or exemption from such Taxes; (vi) any tax, assessment, collection, withholding or deduction required by sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance with respect to FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law, regulation or other official guidance in such other jurisdiction which gives effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; (vii) any payment on the Note to a Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a partner of such partnership, a member of such limited liability company, or the beneficial owner of the payment would not have been entitled to the Additional Interest had the beneficiary, settlor, partner, member or beneficial owner been the Holder of the Note; (viii) any Tax required to be withheld or deducted by any paying agent from any payment on a Note, if such Note is presented for payment to such paying agent in a member state of the European Union and the payment can be made without such withholding or deduction by the presentation of the Note for payment by at least one other paying agent in a member state of the European Union; or (ix) any combination of the Taxes and/or withholdings or deductions described in (i) through (viii) above. (d) The limitations on the obligations of the Issuer and the Subsidiary Guarantors to pay Additional Interest set forth in Section 3.12(c)(v) shall not apply: (i) if the provision of information, documentation or other evidence described in Section 3.12(c)(v) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and the Relevant Taxing Jurisdiction’s law, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8 and W-9); or (ii) if, with respect to Taxes imposed by Mexico or any political subdivision or taxing authority thereof, Article 166, Section II, subsection a), of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or a substantially similar successor of such

34 Article, whether included in any law, rule or regulation) is in effect unless (1) the provision of the information, documentation, tax form or other evidence described in Section 3.12(c)(v) is expressly required by statute, law, rule, regulation, or official administrative practice to apply Article 166, Section II, subsection a), of the Mexican Income Tax Law (or a substantially similar successor of such Article, whether included in any law, rule or regulation), (2) the Issuer or Subsidiary Guarantor, as the case may be, cannot obtain the information, documentation, tax form, or other evidence necessary to comply with the applicable laws, rules and regulations on its own through reasonable diligence and without requiring it from holders, and (3) the Issuer or Subsidiary Guarantor, as the case may be, otherwise would meet the requirements for application of Article 166, Section II, subsection a), of the Mexican Income Tax Law (or a substantially similar successor of such Article, whether included in any law, rule or regulation). (e) If Additional Interest actually paid with respect to the Notes pursuant to this Section 3.12 is based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of such Notes, and as a result thereof such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder or beneficial owner shall, by accepting such Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer or Subsidiary Guarantor, as the case may be. However, by making such assignment, the Holder or beneficial owner makes no representation or warranty that the Issuer or Subsidiary Guarantor will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto. (f) At least five Business Days prior to the first payment date on the Notes and at least five Business Days prior to each payment date thereafter, the Issuer shall furnish the Trustee and each Paying Agent with an Officers’ Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officers’ Certificate) instructing the Trustee and such Paying Agent as to whether any payment of principal of or any interest on such Notes shall be made without deduction or withholding for or on account of any Taxes. If any such deduction or withholding shall be required, then such Officers. Certificate shall specify the amount, if any, required to be deducted or withheld on such payment to the relevant recipient, shall certify that the Issuer shall pay such deduction or withholding amount to the appropriate taxing authority, and shall certify that the Issuer shall pay or cause to be paid to the Trustee or such Paying Agent Additional Interest, if any, required. The Issuer agrees to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred without bad faith, negligence or willful misconduct on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers’ Certificate furnished pursuant to this Section 3.12(f) or any failure to furnish such a certificate. The obligations of the Issuer under this Section 3.12(f) shall survive the payment of the Notes, the resignation or removal of the Trustee or any Paying Agent and/or the termination of this Indenture. (g) The Issuer or Subsidiary Guarantor, as the case may be, will use reasonable efforts to provide the Trustee with the official acknowledgment or receipt of the applicable Relevant Taxing Jurisdiction (or, if such acknowledgment or receipt is not available, other

35 reasonable documentation, including an electronic filing evidencing payment) evidencing any payment of any Taxes in respect of which the Issuer or such Subsidiary Guarantor has paid any Additional Interest. Copies of such documentation will be made available by the Trustee to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor. (h) The Issuer will pay any stamp, issue, excise, property, registration, documentary or other similar Taxes and duties, including interest and penalties, imposed by a Relevant Taxing Jurisdiction in respect of the creation, issue, delivery, registration and offering of the Notes and the Subsidiary Guarantees, the execution of the Notes, the Subsidiary Guarantees and this Indenture, or any other related document or instrument, or the receipt of any payments with respect to the Notes (other than Taxes or similar levies resulting from the transfer or exchange of Notes). The Issuer will also pay and indemnify the Trustee and the Holders from and against all court Taxes or other Taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustee and the Holders to enforce the obligations of the Issuer under the Notes or this Indenture. Section 3.13 Maintenance of Insurance. The Issuer will, and will cause each of its Subsidiaries to, maintain and keep in force adequate insurance for its insurable properties and operations with insurance companies of recognized responsibility and with the same terms and conditions (including, without limitation, risk coverage and insurable amounts) as are currently in force or are customarily maintained by companies of good repute engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Issuer or such Subsidiary, as the case may be, in the jurisdictions in which the Issuer or such Subsidiary owns and/or operates its properties, except no such insurance shall be required where such insurance policies are not generally available to similarly situated companies. ARTICLE IV LIMITATION ON CONSOLIDATION, MERGER OR TRANSFER OF ASSETS Section 4.1 Limitation on Consolidation, Merger or Transfer of Assets. (a) The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless: (i) (1) the resulting, surviving or transferee person (the “Surviving Entity”) (if not the Issuer) will be a Person organized and existing under the laws of Mexico, the United States, any state of the United States or the District of Columbia, any other country that is a member country of the European Union or any other OECD member country and such Person expressly assumes, by supplemental indenture to this Indenture, executed and delivered to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture, and (2) the Surviving Entity (if not the Issuer), if not organized and existing under the laws of Mexico, undertakes, in such supplemental indenture, to pay such Additional Interest in respect of principal, premium (if any) and interest as set forth under Section 3.12(b);

36 (ii) immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and (iii) the Issuer will have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel under New York law (which may be in-house counsel to the Issuer or to a direct or indirect parent of the Issuer), each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the provisions in this Indenture relating to such transaction. (b) In case of any such consolidation, merger or transfer of assets in accordance with this Section 4.1, the Surviving Entity will succeed to and be substituted for the Issuer as obligor on the Notes with the same effect as if it had been named in this Indenture as the Issuer. (c) Notwithstanding anything to the contrary, the foregoing limitation in this Section 4.1 will not prohibit a sale, assignment, transfer, conveyance, exchange, or other disposition (by merger, consolidation or otherwise) of a Subsidiary, unless such Subsidiary constitutes all or substantially all of the assets of the Issuer. (d) The Trustee will accept such certificates and opinions as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 4.1, in which event it will be conclusive and binding on the Holders. ARTICLE V OPTIONAL REDEMPTION OF NOTES Section 5.1 Optional Redemption. The Issuer may redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A. Section 5.2 Election to Redeem. The Issuer shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution. Section 5.3 Notice of Redemption. (a) The Issuer shall give or cause the Trustee to give notice of redemption, mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures), not less than 10 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address. If the Issuer itself gives the notice, it shall also deliver a copy to the Trustee. The Issuer shall notify the Trustee of its election to redeem the Notes and request the Trustee to deliver the notice of redemption via Officers’ Certificate fifteen (15) days prior to giving notice to the Holders pursuant to Section 5.3 (unless the Trustee is satisfied with a shorter period). (b) If either (i) the Issuer is not redeeming all then Outstanding Notes, or (ii) the Issuer elects to have the Trustee give notice of redemption, then the Issuer shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee give notice of redemption and setting forth the information required by Section 5.3(c) (with the exception of the identification

37 of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Issuer elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Issuer in such form as the Issuer shall provide and at the Issuer’s expense. (c) All notices of redemption shall state: (i) the Redemption Date; (ii) the redemption price and the amount of any accrued interest payable as provided in Section 5.6; (iii) whether or not the Issuer is redeeming all then Outstanding Notes; (iv) if the Issuer is not redeeming all then Outstanding Notes, the aggregate principal amount of Notes that the Issuer is redeeming and the aggregate principal amount of Notes that shall be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Issuer is redeeming; (v) if the Issuer is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed; (vi) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 shall become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, shall cease to accrue on and after the Redemption Date; (vii) the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price; (viii) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number: and (ix) if the notice of redemption is conditioned on the satisfaction of one or more conditions, the notice of redemption shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer, in its discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions have not been satisfied (or waived by the Issuer, in its discretion) by the Redemption Date, or the Redemption Date so delayed.

38 Section 5.4 Selection of Notes to Be Redeemed in Part. (a) In the case of a partial redemption, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of U.S.$200,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary in effect from time to time. (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed. Section 5.5 Deposit of Redemption Price. Prior to 2:00 p.m. New York City time on the Business Day prior to the relevant Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Issuer is redeeming on that date. Section 5.6 Notes Payable on Redemption Date. If the Issuer, or the Trustee on behalf of the Issuer, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Issuer shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Issuer shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date. If the Issuer shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. Section 5.7 Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered; provided that each new Note shall be in a principal amount of U.S.$200,000 or integral multiples of U.S.$1,000 excess thereof.

39 ARTICLE VI DEFAULTS AND REMEDIES Section 6.1 Events of Default. (a) Each of the following is an “Event of Default” with respect to the Notes: (i) the Issuer or the Subsidiary Guarantors fail to pay interest (including any Additional Interest) on the Notes or the Subsidiary Guarantees when the same becomes due and payable within 30 days from the due date; (ii) the Issuer or the Subsidiary Guarantors default in the payment of principal (including any Additional Interest) on the Notes or Subsidiary Guarantees when they become due and payable on the due date; (iii) the Issuer fails to comply with: (a) its obligations under Section 3.9; (b) any of the covenants and provisions described in Section 3.7, Section 3.8 and Section 4.1, and such failure continues for 45 days after the notice specified below; or (c) any of the covenants or agreements in this Indenture (other than those referred to in Section 6.1(a)(i), (ii), (iii)(a) and (iii)(b)), and such failure continues for 60 days after the notice specified below; (iv) the Issuer or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Issuer or any such Significant Subsidiary (or the payment of which is guaranteed by the Issuer or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date hereof, which default (1) consists of a failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (2) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$60.0 million (or the equivalent thereof at the time of determination) or more in the aggregate; (v) one or more final judgments or decrees for the payment of money of U.S.$60.0 million (or the equivalent thereof at the time of determination) or more in the aggregate are rendered against the Issuer or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (2) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

40 (vi) the occurrence of a Bankruptcy Law Event of Default relating to the Issuer or any Significant Subsidiary; or (vii) any Subsidiary Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee. (b) A Default under Section 6.1(a)(iii) will not constitute an Event of Default under the Notes until the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes, as the case may be, notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. (c) The Trustee is not to be charged with knowledge of any Default or Event of Default with respect to the Notes unless an authorized officer of the Trustee with direct responsibility for this Indenture has received written notice of such Default or Event of Default. Section 6.2 Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii)) with respect to the Notes occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes, as the case may be, may declare all unpaid principal of and accrued interest on the Notes to be due and payable immediately, by a notice in writing to the Issuer, and upon any such declaration such amounts will become due and payable immediately. If an Event of Default specified in Section 6.1(a)(vi) with respect to any Note occurs and is continuing, then the unpaid principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. (b) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in principal amount of the Outstanding Notes may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances. No rescission will affect any subsequent Default or impair any rights relating thereto. Section 6.3 Other Remedies. (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

41 (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. Section 6.4 Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Notes may waive any existing Default or Event of Default hereunder, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes. Section 6.5 Control by Majority. Subject to the provisions of this Indenture relating to the duties of the Trustee in case an Event of Default under the Notes will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders will have offered to the Trustee indemnity and/or security reasonably satisfactory to the Trustee. Subject to such provision for the indemnification of and security to the Trustee, the Holders of a majority in aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Section 6.6 Limitation on Suits. (a) No Holder of any Notes shall have any right to institute any proceeding with respect hereto or for any remedy hereunder, unless; (i) such Holder gives to the Trustee written notice of a continuing Event of Default; (ii) Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to pursue the remedy; (iii) such Holders have offered to the Trustee reasonably satisfactory indemnity and/or security against any cost, liability or expense to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding within 60 days after receipt of such notice; and (v) during such 60-day period the Holders of a majority in principal amount of the Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request; provided that a Holder of a Note may institute suit for enforcement of payment of the principal of or interest on such Note on or after the respective due dates expressed in such Note. Notwithstanding any provision of this Indenture to the contrary, no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being

42 understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision hereof, the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed herein or in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. Section 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) and Section 6.1(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7. Section 6.9 Trustee May File Proofs of Claim, etc. (a) The Trustee may (irrespective of whether the principal of the Notes is then due): (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Issuer or any Subsidiary or their respective creditors or properties; and (ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture. Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7. (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order: FIRST: to the Trustee and Agents for amounts due under Section 7.7;

43 SECOND: if the Holders proceed against the Issuer directly without the Trustee in accordance with this Indenture, to Holders for their collection costs; THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and FOURTH: to the Issuer or to such party as a court of competent jurisdiction shall direct. The Trustee may, upon notice to the Issuer, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Section 6.11 Undertaking for Costs. All parties agree, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes. ARTICLE VII TRUSTEE Section 7.1 Duties of Trustee. (a) During the existence of an Event of Default of which a Trust Officer has received written notice, the Trustee will exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions, which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (it being understood that the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

44 (i) this Section 7.1(c) does not limit the effect of Section 7.1(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.5 or Section 6.8; and (iv) no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, it being understood and agreed that the Trustee shall not be required to advance its own funds in connection with its duties and responsibilities as Trustee. (d) The Trustee shall not be liable for interest on, or the investment of, any money received by it except as the Trustee may agree in writing with the Issuer. (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII. (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any of the Subsidiary Guarantors shall be sufficient if signed by an Officer of the Issuer or such Subsidiary Guarantors. (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity and/or security reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction. (i) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer. Section 7.2 Rights of Trustee. Subject to Section 7.1: (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting at the direction of the Issuer, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any

45 action it takes or omits to take in good faith in reliance on an Officers’ Certificates or Opinion of Counsel. (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care. (d) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. (f) The Trustee shall not be charged with knowledge of any Default or Event of Default (other than payment default) or knowledge of any cure of any Default or Event of Default (other than payment default) with respect to the Notes unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer at the Corporate Trust Office of the Trustee from either the Issuer or a Holder of the Notes, and such notice references the Notes and this Indenture. (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified or receive security, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent and each other agent, custodian and other Person employed to act hereunder. (h) In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (i) The Trustee may request that the Issuer and each Subsidiary Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded. (j) Notwithstanding any provision in this Indenture to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its Obligations under this Indenture because of circumstances beyond its control, including acts of God, flood, war

46 (whether declared or undeclared), pandemics or epidemics, terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above. (k) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture. (l) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. (m) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuer agrees (i) to provide to the Trustee reasonably sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the

47 Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this Section 7.2(m) shall survive the termination of this Indenture. Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11. Section 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any offering materials or this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and a Trust Officer has received written notice thereof pursuant to Section 7.2(f), the Trustee shall deliver to each Holder, with a copy to the Issuer, notice of the Default or Event of Default within 60 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as its Trust Officer in good faith determines that withholding the notice is in the interests of the Holders. Section 7.6 Reports by Trustee to Holders. The Trustee shall comply with Section 313 of the Trust Indenture Act (with the exception of Section 313(d)) as if it were applicable to this Indenture. The Issuer agrees to promptly notify the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof. Section 7.7 Compensation and Indemnity. (a) The Issuer and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include, but not be limited to, the reasonable and duly documented fees and expenses of the Trustee’s agents and counsel. (b) The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify and hold harmless the Trustee against any and all loss, damage, claim, charge, liability, cost or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder and the exercise of its rights, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending

48 itself against any claims (whether asserted by any Holder, the Issuer, the Subsidiary Guarantors or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or the Subsidiary Guarantors of their obligations hereunder. The Issuer or the Subsidiary Guarantors need not pay for any settlement made without its written consent. (c) To secure the Issuer’s and the Subsidiary Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinated to any other liability or Debt of the Issuer. (d) The Issuer’s payment obligations pursuant to this Section 7.7 shall survive the payment of the Notes, the discharge of this Indenture and/or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Law Event of Default, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10. Section 7.8 Replacement of Trustee. The Trustee may resign at any time upon 30 days’ written notice by so notifying the Issuer. In addition, the Holders of a majority in aggregate principal amount of the Outstanding Notes may remove the Trustee upon 30 days’ written notice to the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting under this Indenture. (b) If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders and, as long as the Notes are listed on the SGX-ST and the rules of the exchange so require, the successor Trustee will also publish notice as described in Section 12.1. The retiring Trustee, upon payment of any amounts due and payable to it hereunder, shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

49 (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes then outstanding may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee. (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee. Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or sells or transfers all or substantially all its corporate trust business or assets to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such Persons shall be otherwise qualified and eligible under this Article VII. Section 7.10 Eligibility; Disqualification. (a) The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act as if it were applicable to this Indenture. The Trustee shall have a combined capital and surplus of at least U.S. $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act as if it were applicable to this Indenture; provided, that (a) for purposes of this Indenture, all references in Section 310(b) of the Trust Indenture Act to actions by or application to the SEC shall be deemed deleted and (b) there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding. (b) If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act. Section 7.11 Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act as if it were applicable to this Indenture, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall comply with the requirements of Section 311(a) of the Trust Indenture Act to the extent indicated, as if it were applicable to this Indenture. Section 7.12 Appointment of Co-Trustee. (a) Notwithstanding any other provisions in this Indenture, at any time, solely for the purpose of meeting the legal requirements of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as separate trustee or trustees or as co-trustee or co-trustees, and to vest in such Person or Persons, in such capacity and subject to the other provisions of this Indenture, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable. No co-trustee hereunder shall be required to meet the terms of

50 eligibility as a successor Trustee under this Indenture and no notice to Holders of Notes of the appointment of a separate trustee or co-trustee shall be required under this Indenture. (b) Every separate trustee or co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions: (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such co-trustee, but solely at the direction of the Trustee; (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee. (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees or co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII. Each separate trustee or co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee. (d) Any separate trustee or co-trustee may at any time constitute the Trustee or its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee. Section 7.13 Agents. The rights, protections, immunities and indemnities granted to the Trustee under this Article VII shall apply mutatis mutandis to each of the Agents. ARTICLE VIII GUARANTEES Section 8.1 Guarantee. (a) Subject to this Article VIII, each Subsidiary Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured

51 basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the payment of the obligations of the Issuer under the Notes and all payment obligations under this Indenture (the “Subsidiary Guarantees”). (b) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. (c) Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all fees, indemnities, costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 8.1. (d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors, the Note Custodian, the Trustee, or any liquidator or other similar official acting in relation to the Issuer or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. (e) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Section 6.2, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees. The Subsidiary Guarantors shall have the right to seek contribution from any non- paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees. (f) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or

52 the Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. (g) In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. (h) Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature. (i) Any Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled, upon payment in full of all obligations that are guaranteed under this Indenture, to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with IFRS. Section 8.2 Execution and Delivery. (a) To evidence its Subsidiary Guarantee set forth in Section 8.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer, duly authorized attorney-in-fact or Person holding an equivalent title. (b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 8.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes. (c) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. Section 8.3 Subrogation. Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 8.1; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full. Section 8.4 Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits. Section 8.5 Release of Subsidiary Guarantees. (a) A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no

53 further action by such Subsidiary Guarantor, the Issuer or the Trustee shall be required for the release of such Subsidiary Guarantor’s Subsidiary Guarantee, upon: (i) A. any sale, assignment, transfer, conveyance, exchange, or other disposition (by merger, consolidation or otherwise) of the Capital Stock of a Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Subsidiary; B. the release or discharge of such Subsidiary Guarantor from any guarantee or credit support or Debt that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes if such Subsidiary Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture (including the release or discharge of an Initial Subsidiary Guarantor to the extent that such Initial Subsidiary Guarantor does not provide guarantees or credit support of any kind in respect of any Debt of the Issuer nor has Incurred Debt outstanding in respect of which the Issuer provides any guarantee or credit support of any kind); or C. the Issuer’s exercise of its legal defeasance option or its covenant defeasance option as described under Article IX, or the discharge of the Issuer’s obligations under this Indenture in accordance with the terms of this Indenture; and (ii) such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and release have been complied with. (b) At the written request of the Issuer, the Trustee shall execute and deliver any documents prepared by and at the expense of the Issuer reasonably required in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee. Section 8.6 Subsequent Subsidiary Guarantors. (a) The Issuer will cause each Subsidiary that is not already a Subsidiary Guarantor (the “Subsequent Subsidiary Guarantor”) that provides any guarantee or credit support of any kind to secure payment obligations in respect of any Debt of the Issuer or that Incurs Debt in respect of which the Issuer provides any guarantee or credit support of any kind, to execute and deliver to the Trustee promptly and in any event within 30 days thereafter, a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary will irrevocably and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of and interest on the Notes and all other obligations of the Issuer under this Indenture on a senior unsecured basis. (b) The obligations of each Subsequent Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsequent Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsequent Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

54 (c) Each Subsidiary Guarantee shall be released in accordance with the provisions of Section 8.5. ARTICLE IX DEFEASANCE; DISCHARGE OF INDENTURE Section 9.1 Legal Defeasance and Covenant Defeasance. (a) The Issuer may, at its option, at any time, upon compliance with the conditions set forth in Section 9.2, elect to have either Section 9.1(b) or Section 9.1(c) be applied to the Notes then outstanding. (b) Upon the Issuer’s exercise under Section 9.1(a) of the option applicable to this Section 9.1(b), the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.2, be deemed to have paid and discharged the entire indebtedness represented by the Notes then outstanding on the 91st day after the deposit specified in Section 9.2(a) (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the Notes then outstanding, which shall thereafter be deemed to be Outstanding only for the purposes of the sections of this Indenture referred to in clause (i) or (ii) of this Section 9.1(b), and the Issuer has been deemed to have satisfied all its other obligations under such Notes and hereunder, including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders to receive payments in respect of the principal of and interest on the Notes (including any Additional Interest) when such payments are due; (ii) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments; (iii) the rights, powers, trust, duties, indemnities and immunities of the Trustee hereunder and the Issuer’s and the Subsidiary Guarantors’ obligations in connection therewith; and (iv) this Article IX. Subject to compliance with this Article IX, the Issuer may exercise its option under this Section 9.1(b) notwithstanding the prior exercise of its option under Section 9.1(c). (c) Upon the Issuer’s exercise under Section 9.1(a) of the option applicable to this Section 9.1(c), the Issuer and its Subsidiary Guarantors shall, subject to the satisfaction of the applicable conditions set forth in Section 9.2, be released and discharged from their obligations under the covenants (including the obligations contained in Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 3.11 and Section 3.13) with respect to the Notes then outstanding on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the

55 consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default with respect to the Notes under Section 6.1(a)(iv), but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby. Section 9.2 Conditions to Defeasance. The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if: (a) the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay the principal of and interest on the Notes to redemption or maturity on the stated date for payment thereof or on the applicable Redemption Date, as the case may be; (b) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel from counsel of recognized standing to the effect that: (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (c) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel from counsel of recognized standing to the effect that the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (d) in the case of Legal Defeasance or Covenant Defeasance, the Issuer has delivered to the Trustee: (i) an Opinion of Counsel from Mexican counsel independent of the Issuer to the effect that, based upon Mexican law then in effect, beneficial owners of the Notes

56 shall not recognize income, gain or loss for Mexican tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and shall be subject to Mexican taxes on the same amounts and in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred, or (ii) a ruling directed to the Trustee received from the tax authorities of Mexico to the same effect as the Opinion of Counsel described in Section 9.2(d)(i); (e) no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to Section 9.2(a); the Issuer has delivered to the Trustee an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuer or any Subsidiary is a party or by which the Issuer or any Subsidiary is bound; (f) the Issuer has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or any Subsidiary or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer, any Subsidiary Guarantor or others; and (g) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from New York counsel reasonably acceptable to the Trustee and independent of the Issuer, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with. Section 9.3 Application of Trust Money. The Trustee shall hold in trust U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article IX. It shall apply the deposited money and the U.S. Dollars from U.S. Government Obligations, together with earnings thereon, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s written request any U.S. Dollars or U.S. Government Obligations held by it as provided in this Section 9.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 9.4 Repayment to Issuer. (a) The Trustee and the Paying Agent shall promptly turn over to the Issuer upon written request any excess money or securities held by them upon payment of all the Obligations under this Indenture. (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

57 Section 9.5 Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations. Section 9.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and the Subsidiary Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars or U.S. Government Obligations in accordance with this Article IX; provided, that, if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars or U.S. Government Obligations held by the Trustee or Paying Agent. Section 9.7 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for herein) as to all Outstanding Notes when: (a) either: (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (ii) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or will become due and payable within one year or (ii) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in each case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee U.S. Dollars and/or U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment; (b) the Issuer has paid all other sums payable under this Indenture and the Notes by the Issuer; and

58 (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with. ARTICLE X AMENDMENTS Section 10.1 Without Consent of Holders. (a) The Issuer, the Subsidiary Guarantors and the Trustee may, without the consent or vote of any Holder, amend or supplement this Indenture, the Notes or the Subsidiary Guarantees for the following purposes: (i) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder; (ii) to comply with the provisions of Section 4.1; (iii) to add Subsidiary Guarantors with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee in accordance with Sections 8.5 and 8.6 of this Indenture; (iv) to add guarantees or collateral with respect to the Notes; (v) to add to the covenants of the Issuer for the benefit of the Holders; (vi) to surrender any right conferred by this Indenture upon the Issuer or the Subsidiary Guarantors; (vii) to evidence and provide for the acceptance of an appointment by a successor Trustee as provided for under this Indenture; (viii) to provide for the issuance of Additional Notes; (ix) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Circular, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes; or (x) to make any other change which does not materially and adversely affect the rights of Holders. (b) Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.2, the Trustee shall join with the Issuer, and the Subsidiary Guarantors (if applicable), in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

59 (c) In executing any such amendment, waiver, or supplemental indenture to this Indenture or the Notes, the Trustee will be entitled to rely on such evidence as it deems appropriate, including solely on an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment, waiver or supplemental indenture (i) is authorized or permitted by this Indenture, (ii) is not inconsistent with the terms of this Indenture, and (iii) shall be valid and binding upon the Issuer in accordance with its terms, and the Trustee shall have no liability whatsoever in reliance upon the foregoing. (d) After an amendment under this Section 10.1 becomes effective, the Issuer shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.1. Section 10.2 With Consent of Holders. (a) Modifications to, amendments of, and supplements to, this Indenture not set forth under Section 10.1 may be made with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, and any past Default or noncompliance with any provision of this Indenture may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, except that, without the consent of each Holder of an Outstanding Note affected thereby, no amendment or waiver may: (i) reduce the rate of or extend the time for payment of interest on any Note; (ii) reduce the principal, or change the Stated Maturity, of any Note; (iii) reduce the amount payable upon redemption of any Note or change the time at which any Note may be redeemed; (iv) change the currency for, or place of payment of, principal or interest on any Note; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Note; (vi) waive Payment Defaults with respect to the Notes; (vii) reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer; (viii) modify the Subsidiary Guarantees in any manner adverse to the Holders; (ix) reduce the principal amount of Notes whose Holders must consent to any amendment or waiver; or (x) make any change in the amendment or waiver provisions of this Indenture which require each Holder’s consent.

60 (b) It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Trustee shall be entitled to rely on such evidence as it deems appropriate, including solely on an Opinion of Counsel and Officers’ Certificate, and shall have no liability whatsoever in reliance upon the foregoing. (c) The Issuer shall deliver to Holders prior notice of any proposed amendment to the Notes or this Indenture. After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Issuer shall deliver to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of an amendment, supplement or waiver under this Section 10.2. Section 10.3 Revocation and Effect of Consents and Waivers. (a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article X. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents specified under Section 10.2. (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. Section 10.4 Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall execute and upon an Authentication and Delivery Order the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement. Section 10.5 Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in conclusively relying upon, such evidence

61 as it deems appropriate, including solely on an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted hereby. ARTICLE XI [RESERVED] ARTICLE XII MISCELLANEOUS Section 12.1 Notices. (a) Any notice or communication shall be in writing and delivered in Person or mailed by first class mail, postage prepaid, or by overnight courier addressed as follows: if to the Issuer or any Subsidiary Guarantors: Corporación Inmobiliaria Vesta, S.A.B. de C.V. Paseo de los Tamarindos 90, Torre II, Piso 28 Col. Bosques de las Lomas Alcaldía Cuajimalpa de Morelos C.P. 05120, Ciudad de México Attention: Investor Relations if to the Trustee: The Bank of New York Mellon 240 Greenwich Street, Floor 7 East New York, New York 10286 Attention: Global Corporate Trust Fax No.: 212-815-5390/5366 The Issuer, the Subsidiary Guarantors or the Trustee by notice to the other in accordance with the foregoing may designate additional or different addresses for subsequent notices or communications. All notices shall be in the English language. (b) For so long as Notes in global form are outstanding, notices to be given to Holders will be given to the depositary, in accordance with its applicable policies as in effect from time to time. If Notes are issued in individual definitive form, notices to be given to Holders will be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders of the Notes at the addresses as they appear in the Note Register maintained by the Registrar. (c) For so long as the Notes are listed on the SGX-ST, and so long as the rules of such exchange so require, notices to Holders of the Notes will be published as required by the rules of the SGX-ST.

62 (d) Notices shall be deemed to have been given on the date of mailing, electronic transmission thereof or of publication as aforesaid in Section 12.1 or, if published on different dates, on the date of the first such publication; provided, that notices to the Trustee shall only be deemed to have been given upon receipt thereof. If publication as provided above is not practicable, notices will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. (e) Any notice or communication mailed first class postage prepaid or electronically transmitted to a registered Holder shall be mailed or transmitted to the Holder at the Holder’s address as it appears on the Note Register maintained by the Registrar and shall be sufficiently given if so mailed or transmitted within the time prescribed. Neither the failure to give any notice to a particular Holder of the Notes, nor any defect in a notice given to a particular Holder of the Notes, will affect the sufficiency of any notice given to another Holder of the Notes. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it. (f) In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party to this Indenture agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, directions, reports, notices or other communications or information, and the risk of interception and misuse by third parties. Section 12.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee to take or refrain from taking any action under this Indenture (other than in connection with the original issuance of the Initial Notes on the Issue Date), the Issuer or such Subsidiary Guarantor shall furnish to the Trustee: (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with. Section 12.3 Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

63 (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with. In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials. Section 12.4 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions. Section 12.5 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City, New York, United States or in Mexico City (Ciudad de México), Mexico. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular Record Date is a Legal Holiday, the Record Date shall not be affected. Section 12.6 Governing Law, etc. (a) THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY PERMITTED BY APPLICABLE LAW. (b) Each of the parties hereto: (i) agrees that any suit, action or proceeding against it as a defendant arising out of or relating to this Indenture, the Notes or the Subsidiary Guarantees, as the case may be, may be instituted in any U.S. federal or New York state court sitting in the City and County of New York, State of New York; (ii) irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding;

64 (iii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of their present or any other future place of residence or domicile or for any other reason; and (c) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment. The Issuer and the Subsidiary Guarantors have irrevocably appointed CCS Global Solutions, Inc., located at 99 Washington Avenue, Suite 805A, Albany, New York 12210, as their authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding against them or their or their respective properties arising out of or based upon this Indenture, the Notes or the Subsidiary Guarantees or any suit, action or proceeding to enforce or execute any judgment brought against them in the State of New York. The Issuer hereby represents and warrants that (i) the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding and (ii) the Issuer and the Subsidiary Guarantors have granted a special irrevocable power of attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas) governed by the laws of Mexico before a Mexican notary public so that the Authorized Agent may, on the Issuer’s or the Subsidiary Guarantors’ behalf and for purposes of Mexican law, accept such service of any and all such writs, claims, process and summonses. The Issuer and the Subsidiary Guarantors agree that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Issuer and the Subsidiary Guarantors of a successor agent in the Borough of Manhattan in New York City as each of their authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Subsidiary Guarantors (d) To the extent that the Issuer or the Subsidiary Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to themselves or any of its property, the Issuer and the Subsidiary Guarantors hereby irrevocably waive and agree not to plead or claim such immunity in respect of its Obligations under this Indenture, the Notes or the Subsidiary Guarantees, as applicable. (e) Nothing in this Section 12.6 shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law. Section 12.7 No Recourse Against Others. No past, present or future incorporator, director, officer, employee, attorney-in-fact, shareholder or controlling Person, as such, of the Issuer or the Subsidiary Guarantors shall have any liability for any obligations of the Issuer and/or the Subsidiary Guarantors under the Notes or this Indenture or for any claims based on, in

65 respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Notes. Section 12.8 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors. Section 12.9 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement. Section 12.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 12.11 Currency Indemnity. (a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Subsidiary Guarantors under or in connection with this Indenture, the Notes or the Subsidiary Guarantees, including damages. To the extent permitted under applicable law, any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, or any Subsidiary Guarantor or otherwise) by any Holder or the Trustee in respect of any sum expressed to be due to it from the Issuer or any Subsidiary Guarantor shall only constitute a discharge of the Issuer and such Subsidiary Guarantor to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Subsidiary Guarantees or this Indenture, the Issuer and the Subsidiary Guarantors will indemnify such Holder or the Trustee against any loss sustained by it as a result; and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder or the Trustee, such Holder or the Trustee shall, by accepting a Note or a Subsidiary Guarantee, be deemed to have agreed to repay such excess amount. In any event, the Issuer and the Subsidiary Guarantors will indemnify the Holder or the Trustee against the cost of making any purchase of U.S. Dollars. For the purposes of this Section 12.11 it shall be sufficient for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). (b) The indemnities of the Issuer contained in this Section 12.11, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Issuer and the Subsidiary Guarantors; (ii) shall give rise to a separate and independent cause of action; (iii) shall apply irrespective of any indulgence granted by any Holder or the

66 Trustee; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note. Section 12.12 Table of Contents, Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. Section 12.13 USA PATRIOT Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act. Section 12.14 Sanctions. (a) The Issuer and the Subsidiary Guarantors covenant and represent that neither it nor any of their Affiliates, Subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including the OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”). (b) The Issuer and the Subsidiary Guarantors each covenant and represent that neither it nor any of its affiliates, subsidiaries, directors or Officers will use any part of the proceeds received in connection with this Indenture or any other of the transaction documents (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person. [Signature pages follow]

[Signature Page to Indenture] IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written. THE ISSUER CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. By: /s/ Juan Felipe Sottil Achutegui Name: Juan Felipe Sottil Achutegui Title: Chief Financial Officer THE SUBSIDIARY GUARANTORS QVC, S. DE R.L. DE C.V. By: /s/ Juan Felipe Sottil Achutegui Name: Juan Felipe Sottil Achutegui Title: Chief Financial Officer QVC II, S. DE R.L. DE C.V. By: /s/ Juan Felipe Sottil Achutegui Name: Juan Felipe Sottil Achutegui Title: Chief Financial Officer VESTA BAJÍO, S. DE R.L. DE C.V. By: /s/ Juan Felipe Sottil Achutegui Name: Juan Felipe Sottil Achutegui Title: Chief Financial Officer

[Signature Page to Indenture] VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V. By: /s/ Juan Felipe Sottil Achutegui Name: Juan Felipe Sottil Achutegui Title: Chief Financial Officer WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L. DE C.V. By: /s/ Juan Felipe Sottil Achutegui Name: Juan Felipe Sottil Achutegui Title: Chief Financial Officer

[Signature Page to Indenture] THE BANK OF NEW YORK MELLON as Trustee, Paying Agent, Registrar and Transfer Agent By: /s/ Leslie Morales Name: Leslie Morales Title: Vice President

A-1 EXHIBIT A FORM OF NOTE THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. Include the following legend on all Notes that are Restricted Notes: THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR 904 OF REGULATION S AND, WITH RESPECT TO (A) AND (B), EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO SUCH ACCOUNT, (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (X) (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (III) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (IV) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER

A-2 THE SECURITIES ACT OR (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH PARAGRAPH (2)(X)(V) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES OR “CNBV”), AND MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO. THIS NOTE MAY BE OFFERED OR SOLD IN MEXICO TO INVESTORS THAT QUALIFY AS INSTITUTIONAL OR ACCREDITED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES OR “LMV”). AS REQUIRED UNDER ARTICLE 7 SECOND PARAGRAPH OF THE LMV AND REGULATIONS THEREUNDER, THE TERMS AND CONDITIONS OF THE OFFERING OF THIS NOTE OUTSIDE OF MEXICO WILL BE NOTIFIED TO THE CNBV TO COMPLY WITH A LEGAL REQUIREMENT AND FOR STATISTICAL AND INFORMATIONAL PURPOSES ONLY. THE DELIVERY OF SUCH NOTICE TO AND THE RECEIPT THEREOF BY THE CNBV IS NOT A REQUIREMENT FOR THE VALIDITY OF THE NOTES AND DOES NOT CONSTITUTE OR IMPLY A CERTIFICATION AS TO THE INVESTMENT QUALITY OF THIS NOTE OR OF THE SOLVENCY, LIQUIDITY OR CREDIT QUALITY OF THE ISSUER. THIS NOTE IS SOLELY RESPONSIBILITY OF THE ISSUER AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. IN MAKING AN INVESTMENT DECISION, ALL INVESTORS, INCLUDING ANY MEXICAN CITIZEN WHO MAY ACQUIRE NOTES FROM TIME TO TIME, MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER. THIS LEGEND SHALL ONLY BE REMOVED AT THE OPTION OF THE ISSUER. Include the following legend on all Regulation S Global Notes: THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. PRIOR TO EXPIRATION OF THE 40-DAY

A-3 DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT, THIS SECURITY MAY NOT BE REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN. THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MANTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES OR “CNBV”), AND MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO. THIS NOTE MAY BE OFFERED OR SOLD IN MEXICO TO INVESTORS THAT QUALIFY AS INSTITUTIONAL OR ACCREDITED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES OR “LMV”). AS REQUIRED UNDER ARTICLE 7 SECOND PARAGRAPH OF THE LMV AND REGULATIONS THEREUNDER, THE TERMS AND CONDITIONS OF THE OFFERING OF THIS NOTE OUTSIDE OF MEXICO WILL BE NOTIFIED TO THE CNBV TO COMPLY WITH A LEGAL REQUIREMENT AND FOR STATISTICAL AND INFORMATIONAL PURPOSES ONLY. THE DELIVERY OF SUCH NOTICE TO AND THE RECEIPT THEREOF BY THE CNBV IS NOT A REQUIREMENT FOR THE VALIDITY OF THE NOTES AND DOES NOT CONSTITUTE OR IMPLY A CERTIFICATION AS TO THE INVESTMENT QUALITY OF THIS NOTE OR OF THE SOLVENCY, LIQUIDITY OR CREDIT QUALITY OF THE ISSUER. THIS NOTE IS SOLELY RESPONSIBILITY OF THE ISSUER AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. IN MAKING AN INVESTMENT DECISION, ALL INVESTORS, INCLUDING ANY MEXICAN CITIZEN WHO MAY ACQUIRE NOTES FROM TIME TO TIME, MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER. THIS LEGEND SHALL ONLY BE REMOVED AT THE OPTION OF THE ISSUER.

A-4 FORM OF FACE OF NOTE CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. U.S.$ 5.500% SENIOR NOTES DUE 2033 No. [ ] Principal Amount U.S.$[___________] [If the Note is a Global Note include the following two lines: as revised by the Schedule of Increases and Decreases in Global Note attached hereto] [If the Note is a Global Rule 144A Note, insert: CUSIP NO. 21989D AB8 ISIN NO. US21989DAB82 COMMON CODE: [●] [If the Note is a Global Regulation S Note, insert: CUSIP NO. P3146D AB9 ISIN NO. USP3146DAB93 COMMON CODE: [●] Corporación Inmobiliaria Vesta, S.A.B. de C.V., a sociedad anónima bursátil de capital variable (variable capital publicly-traded stock corporation), promises to pay to [_____________], or registered assigns, the principal sum of [__________] U.S. Dollars ($[______________]) [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on [●], [●]. Interest Payment Dates: January 30 and July 30, commencing on January 30, 2026. Record Dates: Close of business on the business day prior to January 30 and July 30

A-5 Additional provisions of this Note are set forth on the reverse of this Note. CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. By: Name: Title: TRUSTEE’ S CERTIFICATE OF AUTHENTICATION The Bank of New York Mellon, as Trustee, certifies that this is one of the Notes referred to in the Indenture. By: Name: Title: Date:

A-6 FORM OF REVERSE OF NOTE Interest Corporación Inmobiliaria Vesta, S.A.B. de C.V., a sociedad anónima bursátil de capital variable (variable capital publicly-traded stock corporation) (and its successors and assigns under the Indenture hereinafter referred to, the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semi-annually in arrears on each Interest Payment Date of each year, commencing on January 30, 2026 to the Persons in whose name the applicable Notes are registered in the security register at the close of business on the Business Day prior to such Interest Payment Date. Interest on the Notes shall accrue at 5.500% per annum from September 30, 2025, or from the immediately preceding interest payment date to which interest has been paid. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (plus interest on such interest to the extent lawful) at the rate borne by the Notes to the extent lawful and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the rate shown on this Note, as provided in the Indenture. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. All payments made by the Issuer and the Subsidiary Guarantors in respect of the Notes shall be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of Mexico or any political subdivision or taxing authority thereof, unless such withholding or deduction is required by law. In that event, the Issuer or Subsidiary Guarantor, as the case may be, shall pay to each Holder Additional Interest as provided in the Indenture, subject to the limitations set forth in the Indenture. Method of Payment Prior to 2:00 p.m. (New York City time) on the Business Day prior to each Interest Payment Date and the Maturity Date, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. The Issuer shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in U.S. Dollars. Payments in respect of Notes represented by a Global Note (including principal and interest) shall be made by the transfer of immediately available funds to the accounts specified by DTC. The Issuer shall make all payments in respect of a Certificated Note (including principal and interest) by delivering a check drawn on a bank in the United States to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City

A-7 of New York if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent at least 15 days prior to the due date for any payment in respect of a Note to such effect designating such account. Paving Agent Registrar Initially, The Bank of New York Mellon (the “Trustee”) shall act as Trustee, Paying Agent, Registrar and Transfer Agent. The Issuer may appoint and change any Agent, without notice to any Holder. The Issuer and any of the Subsidiary Guarantors may act as Paying Agent, Registrar, co-Registrar or Transfer Agent. Indenture The Issuer originally issued the Notes under an Indenture, dated as of September 30, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time. The Notes are senior unsecured obligations of the Issuer. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuer may issue Additional Notes. All Notes shall be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Issuer and the Subsidiaries to incur Debt and encumber assets and the ability of the Issuer to consolidate or merge or sell or convey all or substantially all of the Issuer’s assets. Optional Redemption Prior to November 30, 2032 (two months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (calculated at a rate of 5.500% per annum) discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed plus, in either case, accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

A-8 On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at its option, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility for calculating or determining the redemption price. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. In the case of a partial redemption, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of U.S.$200,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary in effect from time to time. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption. At the Issuer’s option, a notice of redemption may be conditioned on the satisfaction of one or more conditions. If so conditioned, such a notice of redemption shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions have not been satisfied (or waived in the Issuer’s discretion) by the redemption date, or the redemption date so delayed. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Issuer, such redeemed Notes shall be cancelled. For purposes of determining the optional redemption price, the following definitions are applicable: “Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs. The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such

A-9 day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Optional Redemption Upon Tax Event. The Issuer may redeem the Notes, at its option, in whole, but not in part, upon not less than 30 nor more than 60 days’ notice as provided for herein, at 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, and Additional Interest, if any, at the Issuer’s option at any time prior to their maturity if due to a Change in Tax Law (as defined below):

A-10 (a) the Issuer, in accordance with the terms of the Notes, has, or would, become obligated to pay any Additional Interest to the Holders or beneficial owners of the Notes in excess of the Additional Interest that the Issuer would be required to pay if interest payments (or amounts deemed as interest for tax purposes) in respect of the Notes were subject to a 4.9% withholding tax rate (determined without reference to any interest, fees, penalties or other additions to tax); and (b) the Issuer cannot avoid such obligation by taking reasonable measures available to it; provided that (i) the notice of redemption may not be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay any such Additional Interest if a payment in respect of the Notes were then due and (ii) at the time such notice of redemption is given, such obligation to pay Additional Interest in excess of Additional Interest attributable to a 4.9% withholding tax rate remains in effect. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee (A) an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (B) an opinion of independent counsel of recognized standing with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer has, or would, become obligated to pay such Additional Interest in excess of Additional Interest attributable to a 4.9% withholding tax rate as a result of such Change in Tax Law. “Change in Tax Law” means any change in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any rules, regulations or rulings promulgated thereunder) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the later of (a) the Issue Date or (b) the date on which any jurisdiction, other than a Relevant Taxing Jurisdiction as of the Issue Date, became a Relevant Taxing Jurisdiction. Change of Control Offer Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Issuer to repurchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Issuer must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Purchase Price.

A-11 The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance. The Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified at any time prior to the occurrence of such Change of Control Triggering Event with the written consent of the Holders of a majority in principal amount of the Notes. Denominations; Transfer; Exchange The Notes are in fully registered form without coupons, and only in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the delivery of a notice of Notes to be redeemed and ending on the date of such delivery or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date. Persons Deemed Owners The registered Holder of this Note may be treated as the owner of it for all purposes. Unclaimed Money If money for the payment of principal of or interest on the Notes remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer for payment and not to the Trustee or Paying Agent. Discharge Prior to Redemption or Maturity Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer

A-12 irrevocably deposits with the Trustee U.S. Dollars and/or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be. Amendment; Waiver Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes and (ii) any past Default or noncompliance with any provision of the Indenture may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. Defaults and Remedies The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture. If an Event of Default (other than certain events of bankruptcy or insolvency or liquidation) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the unpaid principal of and accrued and unpaid interest on the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are also Events of Default, and the Notes shall be due and payable immediately upon the occurrence of such Events of Default. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest. Trustee Dealings with the Issuer Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. No Recourse Against Others No past, present or future incorporator, director, Officer, employee, attorney-in-fact, shareholder or controlling Person, as such, of the Issuer shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives

A-13 and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Authentication This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act). CUSIP or ISIN Numbers Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. Governing Law This Note shall be governed by, and construed in accordance with, the laws of the State of New York. Currency of Account; Conversion of Currency U.S. Dollars is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes or the Indenture, including damages. The Issuer shall indemnify the Holders and the Trustee as provided in respect of the conversion of currency relating to the Notes and the Indenture. Agent for Service; Submission to Jurisdiction; Waiver of Immunities Each of the parties to the Indenture have irrevocably submitted to the exclusive jurisdiction of, and consent to and waive objection to venue in, any state or U.S. federal court in the City and County of New York, State of New York, in respect of actions brought against it as a defendant for purposes of all legal actions and proceedings instituted in connection with the Notes, the Subsidiary Guarantees and the Indenture; and waive the right to any other jurisdiction that may apply by virtue of their present or any other future domicile or for any other reason. The Issuer and the Subsidiary Guarantors have irrevocably appointed CCS Global Solutions, Inc., located at 99 Washington Avenue, Suite 805A, Albany, New York 12210, as their authorized agent to accept and receive all writs, claims, process and summons in any suit, action or

A-14 proceeding against them or their properties, assets or revenues with respect to the Indenture, the Notes and the Subsidiary Guarantees, or any suit, action or proceeding to enforce or execute any judgment brought against the Issuer or the Subsidiary Guarantors in the State of New York. The Issuer and the Subsidiary Guarantors have also granted such agent a special irrevocable power of attorney for lawsuits and collections (pleitos y cobranzas) governed by the laws of Mexico before a Mexican notary public so that it may, on their behalf and for purposes of Mexican law, accept such service of any and all such writs, claims, process and summonses. (d) To the extent that the Issuer or the Subsidiary Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to themselves or any of its property, the Issuer and the Subsidiary Guarantors hereby irrevocably waive and agree not to plead or claim such immunity in respect of its Obligations under the Indenture, the Notes or the Subsidiary Guarantees, as applicable.

A-15 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Print or type assignee’s name, address and zip code) (Insert assignee’s Social Security or Tax I.D. Number) and irrevocably appoint ________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him. Date: _________________ Your Signature: (Sign exactly as your name appears on the other side of this Note) Signature Guarantee: (Signature must be guaranteed) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

A-16 [To be attached to Global Notes only] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE The following increases or decreases in this Global Note have been made: Date of Increase or Decrease Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized signatory of Trustee or Note Custodian

A-17 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.9 of the Indenture, check the box: Section 3.9 If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.9 of the Indenture, state the principal amount (which principal amount must be U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof) that you want to have purchased by the Issuer: U.S.$ Date: _____________ Your Signature (Sign exactly as your name appears on the other side of this Note) Tax Identification No.: Signature Guarantee: (Signature must be guaranteed) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

B-1 EXHIBIT B FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS Supplemental Indenture (the “Supplemental Indenture”), dated as of [__________] [__], 20[__], between __________________ (the “Subsequent Subsidiary Guarantor”), a subsidiary of Corporación Inmobiliaria Vesta, S.A.B. de C.V., a sociedad anónima bursátil de capital variable (variable capital publicly-traded stock corporation), and The Bank of New York Mellon, as trustee (the “Trustee”). W I T N E S S E T H WHEREAS, each of Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Issuer”) and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of September 30, 2025, providing for the issuance of an unlimited aggregate principal amount of U.S.$500,000,000 5.500% Notes due 2033 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Subsequent Subsidiary Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsequent Subsidiary Guarantors shall jointly and severally, irrevocably and unconditionally guarantee, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the payment of the obligations of the Issuer under the Notes and all payment obligations under the Indenture; WHEREAS, pursuant to Sections 8.1, 8.6 and 10.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. Subsequent Subsidiary Guarantor. The Subsequent Subsidiary Guarantor hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article VIII of the Indenture. 3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 4. Waiver of Jury Trial. EACH OF THE SUBSEQUENT SUBSIDIARY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

B-2 TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. 5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof. 7. No Liability of Trustee. The recitals in this Supplemental Indenture are made by the Subsequent Subsidiary Guarantor only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representations or warranties as to the validity or sufficiency of this Supplemental Indenture or the Subsidiary Guarantee and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof.

B-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written. [NAME OF SUBSEQUENT SUBSIDIARY GUARANTOR] By: Name: Title: THE BANK OF NEW YORK MELLON, as Trustee By: Name: Title:

C-1 EXHIBIT C FORM OF CERTIFICATE FOR TRANSFER TO QIB [Date] The Bank of New York Mellon 240 Greenwich Street, Floor 7 East New York, New York 10286 Attention: Global Corporate Trust Re: 5.500% Senior Notes due 2033 (the “Notes”) of Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Issuer”) Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of September 30, 2025 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, the Subsidiary Guarantors and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to U.S.$ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represent an interest in a Regulation S Global Note] beneficially owned by the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note. In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

C-2 You, the Issuer and the Subsidiary Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [Name of Transferor] By: Authorized Signature Signature Guarantee: (Signature must be guaranteed) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

D-1 EXHIBIT D FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S [Date] The Bank of New York Mellon 240 Greenwich Street, Floor 7 East New York, New York 10286 Attention: Global Corporate Trust Re: 5.500% Senior Notes due 2033 (the “Notes”) of Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Issuer”) Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of September 30, 2025 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, the Subsidiary Guarantors and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. In connection with our proposed sale of U.S.$___________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that: (a) the offer of the Notes was not made to a person in the United States; (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States; (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (e) we are the beneficial owner of the principal amount of Notes being transferred. In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we

D-2 confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be. You, the Issuer and the Subsidiary Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S. Very truly yours, [Name of Transferor] By: Authorized Signature Signature Guarantee: (Signature must be guaranteed) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

E-1 EXHIBIT E FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144 [Date] The Bank of New York Mellon 240 Greenwich Street, Floor 7 East New York, New York 10286 Attention: Global Corporate Trust Re: 5.500% Senior Notes due (the “Notes”) of Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Issuer”) Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of September 30, 2025 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, the Subsidiary Guarantors and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. In connection with our proposed sale of U.S.$___________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act. You, the Issuer and the Subsidiary Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [Name of Transferor] By: Authorized Signature Signature Guarantee: (Signature must be guaranteed)

E-2 The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.